Exhibit 10.20

First AMENDMENT TO

Executive Employment AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is executed effective the 4th day of May, 2023 by and between NeurAxis, Inc (f/k/a Innovative Health Solutions, Inc.), a Delaware corporation (the “Company”) and Christopher R. Brown, an individual (“Executive”). Each of the Company and Executive may be referred to herein as a “Party” or collectively as the “Parties”.

BACKGROUND

A. The Company and the Executive are parties to that certain Executive Employment Agreement (the “Employment Agreement”) dated as of August 9, 2022 (capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement).

B. The Company plans to file a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the offering of the Company’s shares of Common Stock in connection with a firm commitment underwritten initial public offering (the “IPO”).

C. The Parties desire to amend the Employment Agreement to, among other things, clarify the special one-time incentive payment set forth in Section 4(d) of the Employment Agreement is contingent upon the effective date of the IPO.

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Employment Agreement as follows:

1. Section 4(d) of the Employment Agreement shall be completely amended and restated, such that, as revised, Section 4(d) shall read as follows:

(d)	Special One-Time Incentive Payment. In accordance with Treasury Regulation Section 1.409A-1(b)(4)(ii), as soon as administratively practical, to reward past service, and incentivize Executive to remain with the Company for future service, a special one-time incentive payment of $35,294.36 shall be due and paid immediately in a single lump sum to Executive contingent upon and concurrently with the effective date of the IPO, and such special one-time incentive payment will be subject to taxes and withholdings.

2. In all other respects, the Employment Agreement shall remain unchanged.

3. This Amendment may be executed in counterparts, and each executed counterpart shall have the same force and effect as an original instrument. The signature pages to this Amendment may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any signature page so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Left Blank Intentionally.]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

COMPANY:	NeurAxis, Inc.

By:
	Printed:	Brian Carrico
	Title:	President & Chief Executive Officer

EXECUTIVE:
Christopher R. Brown

Signature Page to First Amendment to Executive Employment Agreement